CANAL CAPITAL CORPORATION AND SUBSIDIARIES
                                    EXHIBITS

Exhibit No.

     22         Subsidiaries of the registrant.

                SUBSIDIARIES                          IDENTIFICATION #
                ------------                          ----------------

                Omaha Livestock Market, Inc.             47-0582031
                Sioux Falls Stockyards Company           46-0189565
                Canal Arts Corporation                   13-3492921

                DIVISIONS
                ---------

                Canal Capital Corporation                51-0102492
                St. Joseph Stockyards
                St. Paul Union Stockyards
                Sioux City Stockyards

                Note: All subsidiaries are 100% owned


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